EXHIBIT 99.1

Investor Contact:	Valda Colbart, 419-784-2759, rfcinv@rurban.net
Information Contact:
Rurban:	Duane Sinn, 419-783-8822; duane.sinn@rurban,net
RDSI:	Hank Thiemann, 419-785-2065, hank.thiemann@rdsidata.com
Jon Brenneman, 419-785-2056, jon.brenneman@rdsidata.com

Rurban Financial Corp. Announces New Core Partnership

DEFIANCE, OH, April 27, 2009 – Rurban Financial Corp. (“Rurban”) (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services, and bank data and item processing, announced a strategic partnership with New Core Holdings, Inc. d/b/a New Core Banking Systems, headquartered in Birmingham, AL (“New Core”).

Kenneth A. Joyce, President and Chief Executive Officer of Rurban, announced today that Rurbanc Data Services, Inc. d/b/a RDSI Banking Systems (“RDSI”), the data and item processing subsidiary of Rurban, has partnered with New Core to be the exclusive provider of New Core’s Single Source™ banking application to the banking industry. Joyce noted, “Our partnership with New Core to provide the Single Source™ banking application opens a new door of simplicity and lower data processing costs to banks.”

Joyce continued, “As we have discussed over the past year, RDSI has been seeking strategic options and this is the beginning of the execution of those options. As part of this partnership, RDSI and New Core Banking Systems have also entered into a plan of merger that, if completed, would be consummated by the end of 2010. A prerequisite of this merger would be the spin-off of RDSI from Rurban, resulting in RDSI becoming a separate independent public company. This would be followed immediately by the merger of RDSI and New Core.  It is anticipated that New Core shareholders would receive between 15½% and 31% of the shares of the separately reorganized RDSI.  The Board of Directors of Rurban will decide at a later date whether to spin off RDSI and the timing and terms of that spin-off.”

Hank Thiemann, President of RDSI, noted, “This new partnership provides RDSI the opportunity to offer an alternative product line for core processing. The new Single Source™ application system, coupled with the Premier Banking application (formerly known as ITI) which RDSI currently offers, provides banks with a choice in selecting the core application that best suits their technology needs.”

John Aranowicz, President of New Core Banking Systems, stated, “New Core has been in development with Single Source™, the next generation of banking software, for over four  years. We went live with our first bank in February.  The bank is a $350 million commercial bank with over 15 branches. The conversion has been very successful. New Core has been searching for the perfect partnership to bring this evolutionary application to its full potential.  RDSI provides the strategic partnership we have been searching for to launch this new banking technology on a large scale. RDSI’s expertise in installation, support and customer service, coupled with our development of a leading, new technology will provide bankers with exciting opportunities.”

The Single Source™ banking application is developed using the latest Microsoft .NET framework and operates using an Oracle® relational database providing a “real-time/right-time” banking system solution. This creative approach introduces to the financial marketplace a concept called “embedded systems”, where applications such as teller systems, imaging, platform, telephone banking and internet banking are part of one system. This concept will eliminate the need for separate ancillary systems thereby reducing overall cost and delivering a total holistic system that is easier to use, maintain and enhance.

RDSI and New Core Banking Systems will be launching a nationwide marketing campaign of the software. RDSI will provide hardware and software support, installation and conversion services. New Core’s development group will continue to develop and enhance the software. Installation commitments are booked through the remainder of 2009.

The Single Source™ software will be available in three different offerings to suit the needs and structure of most financial institutions. The software can be installed In-house at a bank with server-based hardware having built-in redundancy. In this offering, disaster recovery can be either installed at the bank or provided by RDSI. The second offering form is an ASP (Application Service Provider) approach where RDSI houses and manages the hardware and software in a data center environment with the “operations” controlled by remote bank personnel. The third offering is a Data Center approach with the hardware and software at a central site that is run and operated by the data center. Various levels of network support are available under any installation structure.

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services, and Rurbanc Data Services, Inc. d/b/a/ RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 21 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,870,373 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

About New Core Banking Systems
New Core Banking Systems designs and delivers mission critical software and hardware solutions for community financial institutions. The Company provides comprehensive installation, training and support services to ensure our solutions increase an institution’s efficiency, product offering, customer service level and profitability. For more information about the Company or Single Source™ visit www.thenewcore.com.

Additional Information
If and when the Board of Directors of Rurban decides to proceed with a spin-off of RDSI, Rurban and/or RDSI will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement concerning the spin-off of RDSI and the merger transaction between RDSI and New Core.  That Registration Statement would include a combined prospectus for the offer and sale of RDSI common shares as well as an information statement or proxy statement to be delivered to the New Core shareholders in connection with the approval of the merger transaction by the New Core shareholders.  The combined prospectus and information statement/proxy statement and other documents filed by Rurban and/or RDSI with the SEC will contain important information about Rurban, RDSI, New Core and the merger transaction. We urge investors and New Core shareholders to read carefully the combined prospectus and information statement/proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC.  New Core shareholders in particular should read the combined prospectus and information statement/proxy statement carefully before making a decision concerning the merger transaction.  Investors and shareholders will be able to obtain a free copy of the combined prospectus and information statement/proxy statement — along with other filings containing information about Rurban and RDSI — at the SEC’s website at http://www.sec.gov.  Copies of the combined prospectus and information statement/proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and information statement/proxy statement, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.